Filed Pursuant To Rule 433

Registration No 333-286293

March 18, 2025

X/Twitter Post:

Live Address: https://x.com/2800345565/status/1902022015718228190

Tweet 1:

Grayscale Digital Large Cap Fund (Ticker: $GDLC) provides exposure to the top five cryptocurrencies in your brokerage or IRA.

#bitcoin #ethereum $SOL $XRP $ADA

Learn more: https://t.co/ad4KAdK3hF https://t.co/W3KKKG1TlL

Tweet 2:

Disclosure:

Grayscale Digital Large Cap Fund LLC ("GDLC") has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents GDLC has filed with the SEC for more complete information about GDLC and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, GDLC or any authorized participant will arrange to send you the prospectus after filing if you request it by emailing info@grayscale.com or by contacting Grayscale Securities, 290 Harbor Drive, Stamford, CT 06902.